UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 7, 2024

QSAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41337	20-1602779
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

9442 Capital of Texas Hwy N, Plaza 1, Suite 500
Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 343-4558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On February 7, 2024, QSAM Biosciences, Inc. (“QSAM”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Telix Pharmaceuticals Limited, a public limited company registered under the laws of the Commonwealth of Australia (“Telix”), Cyclone Merger Sub I, Inc., a Delaware corporation and direct wholly-owned subsidiary of Telix (“Merger Sub I”), Cyclone Merger Sub II, Inc., a Delaware corporation and direct wholly-owned subsidiary of Telix (“Merger Sub II”, and collectively with Merger Sub I, the “Merger Subs”) and David H. Clarke, as stockholder representative to the QSAM stockholders (the “QSAM Stockholder Representative”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Telix will acquire QSAM through the merger of Merger Sub I with and into QSAM, with QSAM surviving as a direct, wholly-owned subsidiary of Telix (“First Merger”), and as part of the same overall transaction, QSAM will merge with and into Merger Sub II, at which time QSAM shall cease to exist and Merger Sub II will remain as the surviving corporation (“Second Merger”, collectively with First Merger, the “Merger”). The board of directors of QSAM (the “QSAM Board”) has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and the stockholders of QSAM, Merger Sub I and Merger Sub II have adopted and approved, by written consent, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

Pursuant to the terms of the Merger Agreement and the Reverse Split (as defined below), the aggregate consideration that QSAM stockholders will be entitled to receive pursuant to the Merger and the Reverse Split will be equal to:

(i)	USD $33.1 million, reduced by (a) the amount of certain of QSAM’s unpaid expenses, indebtedness, change-of-control bonuses, and other payables as of the closing of the Merger, (b) a fee equal to 5% of the aggregate closing consideration payable to QSAM’s licensor, IGL Pharma, Inc., upon the closing of the Merger (the “IGL Change of Control Fee”), and (c) 66,011 ordinary shares of Telix (“Telix Ordinary Shares”), representing $500,000 divided by the Buyer Stock Price (defined below), as a source of recovery for post-closing purchase price adjustments (collectively, the “Closing Consideration”); and

(ii)	contingent value rights (“CVRs”) which will represent the right to receive contingent payments of up to USD $90 million in the aggregate, in cash and/or Telix Ordinary Shares, without interest, upon the achievement of certain milestones, at the times and subject to the terms and conditions of the CVR Agreement (as defined below).

The Closing Consideration will be paid to holders of whole numbers of shares of common stock of QSAM (“QSAM Common Stock”) in the Merger in the form of Telix Ordinary Shares, except in certain specified circumstances, while payments in connection with the Reverse Split will be paid in cash. The number of shares issuable to QSAM stockholders in the Merger shall be determined by reference to a deemed value of Telix Ordinary Shares equal to USD $7.5745 per share (the “Buyer Stock Price”), reflecting the volume weighted average price at which Telix Ordinary Shares traded on the Australian Securities Exchange over the ten (10) trading-day period ending on February 6, 2024, the business day prior to the date of the Merger Agreement, as converted from Australian dollars to United States dollars at the exchange rate published in the Wall Street Journal as of February 6, 2024, the business day prior to the date of the Merger Agreement.

In connection with and as a condition to the Merger, QSAM will effect a reverse stock split of all the issued and outstanding shares of QSAM Common Stock, in a ratio between 1:1000 and 1:2000 (the “Reverse Split”) (as determined by the QSAM Board prior to closing), in which any outstanding fractional shares of QSAM Common Stock (determined after determining the whole number of shares of QSAM Common Stock held by such holder, if any) after giving effect to the Reverse Split will be automatically exchanged for (i) the right to receive an amount of cash equal to such fractional share’s pro rata share of the Closing Consideration and (ii) one (1) CVR for each share of QSAM Common Stock that was converted into a fractional share (and not aggregated into a whole number of shares) pursuant to the Reverse Split.

Pursuant to Merger Agreement, effective as of the date QSAM files the Information Statement (as defined below), each then-outstanding and unexercised option to purchase shares of QSAM Common Stock issued pursuant to any stock incentive or equity-related agreement or plan of QSAM (each such option, a “QSAM Option”) will vest in full and become exercisable up to and through the close of regular trading on the seventh business day after the date the Information Statement is filed (such date, the “Last Exercise Date”) in accordance with the terms and conditions of such QSAM Option, and such QSAM Option will terminate for no consideration and be of no further force or effect as of immediately prior to closing if not exercised by the holder on or prior to the close of regular trading on the Last Exercise Date. In addition, QSAM has entered into agreements with each holder of shares of its Series A Preferred Stock and Series B Preferred Stock providing for the conversion into QSAM Common Stock prior to the Reverse Split. Accordingly, as of the Reverse Split and the Effective Time, the outstanding shares of QSAM Common Stock will constitute the only outstanding equity interests of QSAM, and is currently estimated to be 4,445,282 shares of common stock on a fully diluted basis, excluding 150,611 stock options that have exercise prices that are higher than the estimated consideration payable with respect to each share of QSAM common stock as of the closing.

As described above, the amount of cash and/or shares of Telix Ordinary Shares payable with respect to each outstanding share of QSAM Common Stock as of the date hereof is subject to adjustment prior to closing based on, among other things, the amount of indebtedness, unpaid expenses, change-of-control, and similar payments, in each case in connection with the Merger, as well as the fully diluted number of shares of QSAM common stock issued and outstanding as of the date of closing of the Merger, which could increase if certain stock options are exercised, additional dividend payments are required on preferred stock or other reasons. As a result, the amount of Closing Consideration payable with respect to each outstanding share of QSAM Common Stock could be lower. Further, the number of Telix Ordinary Shares to be issued in the Closing Consideration is based on the Buyer Stock Price, which is a negotiated, agreed, fixed value, and the trading price of Telix’s Ordinary Shares could be, at the time of the Merger, higher or lower than the Buyer Stock Price. Subject to the foregoing and the other risks and uncertainties set forth below under Forward-Looking Statements, QSAM management currently estimates the value payable at the closing of the Merger and/or in the Reverse Split with respect to each share of QSAM Common Stock that will be outstanding prior to the Reverse Split to be approximately $6.63, which would equate to approximately 0.876 Telix Ordinary Shares for each whole share of QSAM Common Stock prior to giving effect to the Reverse Split. For illustration purposes only, if indebtedness, expenses or other payables at closing is $500,000 greater than the current estimate of $3.62 million, then the value payable at the closing of the Merger and/or in the Reverse Split with respect to each share of QSAM Common Stock that is outstanding prior to the Reverse Split would be approximately $6.52, which would equate to 0.861 Telix Ordinary Shares for each whole share of QSAM Common Stock prior to giving effect to the Reverse Split.

Immediately prior to the signing of the Merger Agreement, all outstanding shares of the Company’s Series B Preferred Stock, inclusive of all accrued dividends through January 31, 2024, were converted into 658,968 shares of QSAM Common Stock. All Series B Preferred shares have been retired. As of February 6, 2024, the Company has 4,387,282 shares of Common Stock issued and outstanding, and shares of Series A Preferred stock plus accrued dividends convertible into 58,000 additional shares of Common Stock.

The Telix Ordinary Shares issued in the Merger or pursuant to the CVR Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and will be issued pursuant to an exemption to the registration requirements thereunder. The Telix Ordinary Shares will be subject to resale restrictions under Rule 144 of the Securities Act. If Telix determines that a valid exemption to the registration requirements under the Securities Act would not be available with respect to the issuance of any Telix Ordinary Shares, it may, with the approval of the QSAM Stockholder Representative (not to be unreasonably withheld, conditioned or delayed) elect to pay such QSAM Stockholders exclusively in cash in lieu of Telix Ordinary Shares.

The Merger Agreement contains customary representations and warranties of QSAM and Telix. The Merger Agreement also provides for customary pre-closing covenants of QSAM, including a covenant to conduct its business in the ordinary course of business consistent with past practice and to refrain from taking certain actions without Telix’s consent. QSAM has agreed, until the earlier of the closing of the Merger or the termination of the Merger Agreement, not to solicit, initiate, encourage or accept any proposals that could lead to an alternative transaction proposal, engage in or otherwise participate in any discussions or negotiations regarding an alternative transaction proposal or furnish any information to third parties in connection with an alternative transaction proposal, enter into any letter of intent or agreement with respect to an alternative transaction proposal, or resolve to agree to do any of the foregoing. If QSAM receives an inquiry or offer of the nature described above, it shall notify Telix within one business day. Pursuant to the Merger Agreement, the QSAM stockholders will indemnify Telix, its affiliates, and its and their respective officers, directors, employees, shareholders, agents and representatives, for certain damages to the extent incurred by such indemnified parties, including but not limited to damages resulting from any breach of QSAM’s representations and warranties or pre-closing covenants and agreements under the Merger Agreement, QSAM’s pre-closing taxes, and other matters specified in the Merger Agreement. Any amounts owed to the indemnified parties pursuant to the indemnity under the Merger Agreement will be satisfied by offset against any amount that is or may become payable to the QSAM stockholders pursuant to the CVR Agreement.

The Merger is not yet consummated and the consummation of the Merger is subject to various conditions set forth in the Merger Agreement and/or pursuant to applicable law, including, among others, the filing of a definitive information statement in accordance with the rules and regulations of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) including Regulation 14C and Schedule 14C thereunder (the “Information Statement”). In accordance with the Exchange Act, the Merger cannot be consummated until 20 days after the mailing of the Information Statement to QSAM stockholders. Pursuant to the Merger Agreement, the obligation of each party to consummate the Merger is conditioned upon certain conditions, including (i) the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), (ii) the other party having performed in all material respects its covenants and obligations under the Merger Agreement, (iii) the delivery of specified documents and instruments by the other party, and (iv) the absence of any temporary restraining orders or injunctions prohibiting the consummation of the Merger, in each case on the terms set forth in the Merger Agreement. In addition, Telix’s obligation to consummate the Merger is also conditioned upon the following conditions: (a) the absence of a “Material Adverse Effect” with respect to QSAM (as defined in the Merger Agreement), (b) the completion of the Reverse Split, (c) certain conditions related to the availability of a valid exemption to the registration requirements under the Securities Act with respect to the issuance of Telix Ordinary Shares constituting Telix Consideration and (d) the aggregate amount of QSAM’s unpaid expenses, indebtedness and other payables as of the closing of the Merger, other than specified obligations Telix has agreed to assume, not exceeding $500,000, in each case on the terms set forth in the Merger Agreement.

The Merger Agreement also provides the parties with customary rights to terminate the Merger Agreement in certain circumstances, including by mutual written consent of Telix and QSAM or by either party if the Merger has not been consummated by August 7, 2024, in each case on the terms set forth in the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by QSAM in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the parties.

CVR Agreement

At or prior to the Effective Time of the Merger, Telix and QSAM will enter into a CVR Agreement, substantially in the form attached as an exhibit to the Merger Agreement, with a rights agent designated by Telix (the “Rights Agent”) governing the terms of the CVRs the holders of QSAM Common Stock as of the effective time of the Reverse Split and the Merger will be entitled to receive in connection with the Reverse Split and the Merger, respectively (the “CVR Agreement”). The right to the contingent consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

Pursuant to the CVR Agreement, each CVR will entitle the holder thereof to receive such CVR’s ratable allocation (based on the total number of CVRs outstanding) of a payment from Telix upon the achievement of certain milestones, if achieved, by the date that is the ten-year anniversary of the closing of the Merger. The Milestone Payments, if any become payable, will be made in Telix Ordinary Shares and/or cash, upon the terms and subject to the conditions set forth in the CVR Agreement. Telix has agreed to use commercially reasonable efforts, on terms specified in the CVR Agreement, to, among other things, develop an acquired product in a Major Market Country (as defined below) and to commercialize at least one acquired product in the Major Market Countries after receipt of the applicable regulatory approval.

There are four Milestone events that, if and when achieved, each trigger a Milestone Payment. Such milestones and the associated Milestone Payments are as follows, in each case upon the terms set forth in the CVR Agreement:

●	Milestone 1 – USD $10.0 million upon the first achievement of “Successful Completion” of a pivotal trial with respect to any indication for CycloSam® or any other product candidate of QSAM. “Successful Completion” is defined in the CVR Agreement to mean generation of statistically significant results from a pivotal clinical trial which results meet or exceed the primary endpoint(s) and secondary endpoint(s) set forth in the protocol for such pivotal trial.

●	Milestone 2 – USD $20.0 million upon the “first commercial sale” of an approved acquired product in any of the United States, France, Germany, Italy, Spain, Japan, United Kingdom, Australia, Canada, Brazil or China (each a “Major Market Country”) for any indication. Under the CVR Agreement, “first commercial sale” means, with respect to an acquired product, the first sale for monetary value for use or consumption by the end user in a Major Market Country after receipt of all required regulatory approvals (including pricing or reimbursement approval).

●	Milestone 3 – USD $10.0 million upon the first commercial sale of an acquired product in any Major Market Country after receipt of regulatory approval for an indication other than the indication which resulted in the achievement of Milestone 2.

●	Net Sales Milestone – USD $50.0 million upon cumulative worldwide Net Sales (as defined in the CVR Agreement) of any or all acquired product(s) of USD $500.0 million.

The amount of each Milestone Payment is subject to reduction in the event any amount is set-off pursuant to Telix’s indemnification rights under the Merger Agreement, including the amount of any additional fees owed pursuant to the IGL Change of Control Fee and any change of control or similar payments to officers, directors or employees of QSAM payable in connection with any such milestone payment, or in the event the QSAM Stockholder Representative is entitled to reimbursement from or indemnification by the QSAM stockholders pursuant to the Merger Agreement.

If and when a Milestone Payment becomes due pursuant to the terms of the CVR Agreement, Telix will pay the Rights Agent the aggregate amount of such Milestone Payment, who will then distribute the Milestone Payment among the holders of CVRs.

The foregoing description of the CVR Agreement is qualified in reference to the full text of the CVR Agreement, the form of which is attached as Annex B to the Merger Agreement attached hereto as Exhibit 2.1 and is incorporated in this Item 1.01 by reference.

Amendment to the License Agreement

As a condition to the execution of the Merger Agreement, QSAM and IGL have entered into the Second Amendment to the License Agreement (the “Second Amendment”), which provides among other terms: (i) modifications to sublicense fees, royalties and other amounts payable to IGL; (ii) modifications to the definitions of “Commercially Reasonable Efforts,” “Products” and “Patents” described in the License Agreement; and (iii) an additional payment to IGL of $100,000, payable half upon the execution of the Second Amendment and the balance upon the closing of the Merger. The Second Amendment will only become effective upon the closing, and shall become null and void if the closing does not occur.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Proposed Reverse Stock Split

Pursuant to the Merger Agreement, QSAM has agreed to effect the Reverse Split (as defined and further described in Item 1.01 above) prior to the First Effective Time. The QSAM Board and the QSAM stockholders have approved that all the shares of QSAM Common Stock issued or outstanding (including treasury shares) shall be reclassified and combined into a lesser number of fully paid and nonassessable shares of QSAM Common Stock at a ratio of one share of QSAM Common Stock for a specified number, which shall be equal to or greater than 1-for-1,000 and equal to or less than 1-for-2,000, of issued or outstanding shares of QSAM Common Stock, the exact ratio to be determined by the QSAM Board in its sole discretion prior to effectuating the Reverse Split.

Upon the QSAM Board’s approval of the Reverse Split ratio, QSAM shall file an amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware.

Item 8.01 Other Events

Lock-Up Agreement

Concurrently with the execution of the Merger Agreement, all officers, directors, and a key employee of QSAM have agreed to enter into lock-up agreements (the “Lock-Up Agreements”), pursuant to which they accepted certain restrictions on transfers of shares of the Telix Ordinary Shares they would receive in connection with the Transaction until 12 months after the Closing upon the terms set forth in the Lock-Up Agreements.

The foregoing description of the Lock-up Agreement is qualified in its entirety by reference to the full text of the Lock-up Agreement, the form of which is attached as Annex A to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated in this Item 8.01 by reference.

Press Releases

On February 7, 2024, QSAM issued a press release announcing QSAM’s entrance into the Merger Agreement and other related transactions. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Additional Information and Where to Find It

In connection with the proposed transaction between QSAM and Telix, QSAM will file a preliminary information statement with the Securities and Exchange Commission (the “SEC”). A definitive information statement will be mailed to stockholders of QSAM after the waiting period of 20 days under SEC rules and regulations is completed. INVESTORS AND SECURITY HOLDERS OF QSAM ARE URGED TO READ THE INFORMATION STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the information statement (when available) and other documents filed with the SEC by QSAM through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by QSAM will be available free of charge on QSAM’s website at www.qsambio.com or by contacting QSAM’s Investor Relations Department at investors@qsambio.com. Telix is not a registered reporting company in the United Sates, but information about Telix can be found on Telix’s website at https://telixpharma.com/investor-centre/.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

Forward-Looking Statements

DISCLOSURE NOTICE: This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended, related to QSAM, Telix and the proposed acquisition of QSAM by Telix. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect the financial or operating results of QSAM, Telix or the combined company. These forward-looking statements may be identified by terms such as anticipate, believe, foresee, expect, intend, plan, may, will, could, should and would and the negative of these terms or other similar expressions. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition, including future financial and operating results, plans, objectives, expectations and intentions; statements about contingent cash consideration and related milestones as contemplated by the CVR Agreement; and the anticipated timing of closing of the acquisition. In addition, all statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, benefits of the proposed transactions to customers, employees, stockholders and other constituents of the combined company, integrating our companies, cost savings, the expected timetable for completing the proposed transaction, and contingent cash consideration and related milestones as contemplated by the CVR Agreement — are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; risks related to the contingent cash consideration and related milestones as contemplated by the CVR Agreement, including that such milestone may not be achieved and thus the related cash consideration would not become payable; the possibility of business disruptions due to transaction-related uncertainty; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effects of the proposed acquisition (or the announcement thereof) on the trading price of the Company’s common stock; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business, contractual and operational relationships; the unfavorable outcome of any legal proceedings that have been or may be instituted against QSAM, Telix or the combined company, including the risk that stockholder litigation in connection with the proposed acquisition may result in significant costs of defense, indemnification and liability, or present risks to the timing or certainty of the closing of the transaction; the ability to retain key personnel; risks relating to the value of Telix’s shares to be issued in the transaction; significant transaction costs, fees, expenses and charges; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; the financing of the transaction and QSAM’s interim operations; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; and competitive developments.

A further description of risks and uncertainties relating to QSAM can be found in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov.

QSAM does not intend to update the forward-looking statements contained in this document as the result of new information or future events or developments, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of February 7, 2024 by and among Telix Pharmaceuticals Limited, QSAM Biosciences, Inc., Cyclone Merger Sub I, Inc., Cyclone Merger Sub II, Inc. and David H. Clarke, including as Annex A, the form of Lock-Up Agreement, and Annex B, the form of CVR Agreement.

99.1	Press release issued by QSAM Biosciences, Inc. on February 7, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2024	QSAM Biosciences, Inc.

	By:	/s/ Douglas Baum
Douglas Baum, CEO